Exhibit 99.4
[PRELIMINARY COPY — SUBJECT TO COMPLETION JULY 16, 2009]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Electronic Voting Instructions You can vote by Internet or telephone| Available 24 hours a day, 7 days a week|

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on the business day prior to the annual general meeting

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/IPCR
• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Special General Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the Proposals.

		For	Against	Abstain
Proposal 1.	To amend the Bye-laws of IPC Holdings, Ltd. by the addition of new Bye-law 90 as follows:	☐	☐	☐

90. Amalgamation

A resolution proposed for consideration at a general meeting to approve the amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be as set out in Bye-law 39.

		For	Against	Abstain
Proposal 2.	To approve and adopt each of the Agreement and Plan of Amalgamation, dated as of July 9, 2009, among IPC Holdings, Ltd., Validus Holdings, Ltd. and Validus Ltd. and the related Amalgamation Agreement, to be dated as of the closing date of the amalgamation, among IPC Holdings, Ltd. and Validus Ltd., and to approve the amalgamation of IPC Holdings, Ltd. with Validus Ltd., a wholly owned subsidiary of Validus Holdings, Ltd. Pursuant to the Amalgamation Agreement, IPC shareholders (including IPC shareholders that do not vote in favor of the Amalgamation, but excluding holders of any shares as to which appraisal rights have been properly exercised pursuant to Bermuda law), as consideration for the exchange of each IPC common share in the amalgamation, will receive 0.9727 Validus voting common shares and $7.50 in cash, less any applicable withholding tax and without interest, and cash in lieu of fractional shares. We have attached a copy of the Agreement and Plan of Amalgamation as Annex A to the accompanying proxy statement. We have attached a copy of the Amalgamation Agreement as Annex B to the accompanying proxy statement.	☐	☐	☐

		For	Against	Abstain
Proposal 3.	To approve the adjournment of the IPC Holdings, Ltd. special general meeting for the solicitation of additional proxies in favor of either of the above proposals, if necessary.	☐	☐	☐

B Non-Voting Items

Change of Address— Please print your new address below.	Email— If you wish to add an email address to your account, please print below.

C Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

Proxy — IPC Holdings, Ltd.

Meeting Details
Proxy Solicited by Board of Directors of IPC Holdings, Ltd. (the “Company”) in connection with the Company’s Special General Meeting of Shareholders to be held on [   •   ], 2009 (the “Special General Meeting”) at the American International Building, 29 Richmond Road, Pembroke, Bermuda
The undersigned shareholder of the Company hereby appoints Kenneth L. Hammond or, failing him, John R. Weale, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company (“Common Shares”) held of record on [   •   ], 2009 by the undersigned shareholder of the Company at the Special General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Special General Meeting.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.
IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.